SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2015

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2015 (the “Effective Date”), Bojangles’ Restaurants, Inc. (“Bojangles’”), a wholly-owned subsidiary of Bojangles’, Inc., entered into a Master Distribution Agreement (“MDA”) with McLane Foodservice, Inc. (“McLane”) whereby McLane was appointed as an approved distributor for Bojangles’ company-operated restaurants and franchised restaurants.

The MDA is effective as of the Effective Date and continues until March 31, 2023 unless earlier terminated pursuant to its terms, and, thereafter, subject to the parties’ consent, is renewable for one additional three-year period. Beginning on the Effective Date, in accordance with a transition plan developed by Bojangles’ and McLane, the parties will commence transition of the performance of the services to be provided by McLane under the MDA from Bojangles’ existing approved distributor.

Subject to the terms and conditions of the MDA, Bojangles’ and Bojangles’® franchisees that enter into a participation agreement with McLane will be obligated to purchase from McLane, and McLane will be obligated to purchase from Bojangles’ approved suppliers and resell and distribute to Bojangles’ and each participating franchisee, substantially all of the food, packaging, beverages, and other supplies used or sold in each participating restaurant in accordance with the terms of the MDA and any applicable participation agreement.

The foregoing description of the MDA does not purport to be complete and is qualified in its entirety by the terms and conditions of the MDA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 †	Master Distribution Agreement between McLane Foodservice, Inc. and Bojangles’ Restaurants, Inc. dated as of September 9, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOJANGLES’, INC.

Date: September 9, 2015	By:	/s/ Eric M. Newman
	Name:	Eric M. Newman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1†	Master Distribution Agreement between McLane Foodservice, Inc. and Bojangles’ Restaurants, Inc. dated as of September 9, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.